Exhibit 3.2
CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
OF
RESIDENTIAL CAPITAL CORPORATION
TO
RESIDENTIAL CAPITAL, LLC
     This certificate of Conversion to Limited Liability Company dated as of October 24, 2006, has been duly executed and is being filed by Residential Capital Corporation, a Delaware corporation (the “Company”), and the second undersigned, as an authorized person of Residential Capital, LLC, a Delaware limited liability company (the “LLC”), to convert the Company to the LLC, under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del.C. § 101, et seq.) (the “GCL”).
     1. The Company’s name immediately prior to the filing of this certificate of Conversion to Limited Liability Company was Residential Capital Corporation.
     2. The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on August 20, 2004 in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.
     3. The name of the LLC into which the Company shall be converted as set forth in its certificate of formation is Residential Capital, LLC.
     4. The conversion of the Company to the LLC has been approved in accordance with the provisions of Sections 228 and 266 of the GCL, and Section 18-214 of the Limited Liability Company Act.
     5. The conversion of the Company to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a certificate of formation with the Secretary of State of the State of Delaware.
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     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Liability Company as of the date first-written.

RESIDENTIAL CAPITAL CORPORATION

By:	/s/ Bruce J. Paradis

	Name:	Bruce J. Paradis
	Title:	Chief Executive Officer

RESIDENTIAL CAPITAL, LLC

By:	/s/ Bruce J. Paradis

	Name:	Bruce J. Paradis
	Title:	Chief Executive Officer